Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2016 RESULTS
EPS of $0.45, Adjusted EPS of $0.83

Second Quarter 2016 Key Metric Highlights
▪ Sales declined 10.9% primarily due to lower volumes
▪ Operating income margin of 8.1%, Adjusted operating income margin of 13.9%
▪ Returned $122 million to shareholders through dividends and share repurchases
▪ Deconsolidated the Venezuelan subsidiary and recorded a $34.3 million pretax charge ($34.1 million non-cash)

CLEVELAND, Ohio, Monday, July 25, 2016 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2016 net income of $31.3 million, or diluted earnings per share (EPS) of $0.45 which includes a $7.2 million or $0.10 EPS benefit due to the reversal of an income tax valuation allowance and a $33.3 million, or $0.48 EPS charge from the deconsolidation of the Venezuelan subsidiary. This compares with net income of $70.9 million, or EPS of $0.94 in the comparable 2015 period. Adjusted net income for the three months ended June 30, 2016 was $57.4 million, or adjusted EPS of $0.83 reflecting the impact of lower volumes. This compares with adjusted net income of $71.8 million, or adjusted EPS of $0.95, in 2015.

Second quarter 2016 sales decreased 10.9% to $592.4 million. The decrease reflects a 32.6% decline from unfavorable foreign exchange translation and lower volumes of 9.7% being partially offset by a 28.4% benefit from price and a 3.0% increase from acquisitions. Excluding Venezuela, price declined 0.9% and foreign exchange translation had a 1.5% unfavorable impact. Operating income for the second quarter 2016 was $48.1 million, or 8.1% of sales, as compared with $96.8 million, or 14.6% of sales, in the comparable 2015 period. The decline was primarily due to the loss associated with the Venezuelan deconsolidation. On an adjusted basis, operating income was $82.4 million, or 13.9% of sales as compared with $98.0 million or 14.7% in the comparable 2015 period. Margin performance, excluding the loss related to the deconsolidation, reflects the benefits of cost reduction actions implemented to mitigate lower volumes.

“We continued to execute well in the second quarter with solid margin and cash flow performance and returned $122 million to shareholders,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “While we have yet to see sustained improvement in industrial demand across all of our businesses, we continue to invest for long-term, profitable growth with a broad range of product launches, operational excellence initiatives and interim cost control measures to maximize shareholder value through the economic cycle.”

Six Months 2016 Summary

Net income for the six months ended June 30, 2016 was $85.0 million, or EPS of $1.22 which includes the impact of the special items noted above. This compares with net income of $139.3 million, or EPS of $1.82, in the comparable 2015 period. Adjusted net income for the six months ended June 30, 2016 was $111.0 million, or adjusted EPS of $1.60, compared with adjusted net income of $140.2 million, or adjusted EPS of $1.83, in 2015.
Sales decreased 13.6% to $1.1 billion in the six months ended June 30, 2016 primarily due to unfavorable foreign exchange translation and lower volumes. This compares with $1.3 billion in sales in the comparable 2015 period. Operating income for the six months ended June 30, 2016 decreased to $123.4 million, or 10.8% of sales, as compared with $187.3 million, or 14.2% of sales, in the comparable 2015 period. Adjusted operating income was $157.7 million or 13.8% of sales, compared with $188.5 million, or 14.3% of sales in 2015.

Lincoln Electric Reports Second Quarter 2016 Financial Results

Venezuela Deconsolidation

Effective June 30, 2016, the Company deconsolidated the financial statements of its Venezuelan subsidiary and began reporting its results using the cost method of accounting. As a result, the Company recorded a $34.3 million pretax charge ($34.1 million non-cash), or $33.3 million after-tax in the second quarter of 2016. The Company maintains its commitment to ongoing operations in the country and future income from the Venezuelan subsidiary will be recorded if cash is received.

Dividend and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.32 per share, which was paid on July 15, 2016 to shareholders of record as of June 30, 2016.

During the second quarter, the Company returned $122.5 million to shareholders through dividends and the repurchase of 1.7 million of the Company’s common shares. The Company is maintaining its 2016 share repurchase target of $400 million of the Company’s common shares.

Financing Activities

During July 2016, the Company committed to pricing on private placement debt in the aggregate principal amount of $350.0 million.  The debt will have maturities ranging from 12 to 25 years and a weighted average effective interest rate of 3.1%, excluding accretion of original issuance costs.  The commitment is expected to be finalized and proceeds received during the fourth quarter of 2016.  The proceeds will be used for general corporate purposes.

Webcast Information

A conference call to discuss second quarter 2016 financial results will be webcast live today, July 25, 2016, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 41918263. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the second quarter 2016 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Reports Second Quarter 2016 Financial Results

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$592,418	100.0%	$664,740	100.0%	$(72,322)	(10.9%)
Cost of goods sold	389,491	65.7%	438,959	66.0%	49,468	11.3%
Gross profit	202,927	34.3%	225,781	34.0%	(22,854)	(10.1%)
Selling, general & administrative expenses	120,497	20.3%	127,755	19.2%	7,258	5.7%
Rationalization and asset impairment charges	—	—	1,239	0.2%	1,239	100.0%
Loss on deconsolidation of Venezuelan subsidiary	34,348	5.8%	—	—	(34,348)	(100.0%)
Operating income	48,082	8.1%	96,787	14.6%	(48,705)	(50.3%)
Interest income	435	0.1%	738	0.1%	(303)	(41.1%)
Equity earnings in affiliates	839	0.1%	979	0.1%	(140)	(14.3%)
Other income	588	0.1%	317	—	271	85.5%
Interest expense	(4,186)	(0.7%)	(4,387)	(0.7%)	201	4.6%
Income before income taxes	45,758	7.7%	94,434	14.2%	(48,676)	(51.5%)
Income taxes	14,449	2.4%	23,558	3.5%	9,109	38.7%
Effective tax rate	31.6%		24.9%		(6.7%)
Net income including non-controlling interests	31,309	5.3%	70,876	10.7%	(39,567)	(55.8%)
Non-controlling interests in subsidiaries’ loss	(8)	—	(22)	—	14	63.6%
Net income	$31,317	5.3%	$70,898	10.7%	$(39,581)	(55.8%)

Basic earnings per share	$0.46		$0.95		$(0.49)	(51.6%)
Diluted earnings per share	$0.45		$0.94		$(0.49)	(52.1%)
Weighted average shares (basic)	68,181		75,000
Weighted average shares (diluted)	68,890		75,773
	Six months ended June 30th,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$1,143,140	100.0%	$1,322,640	100.0%	$(179,500)	(13.6%)
Cost of goods sold	751,111	65.7%	876,469	66.3%	125,358	14.3%
Gross profit	392,029	34.3%	446,171	33.7%	(54,142)	(12.1%)
Selling, general & administrative expenses	234,307	20.5%	257,646	19.5%	23,339	9.1%
Rationalization and asset impairment charges	—	—	1,239	0.1%	1,239	100.0%
Loss on deconsolidation of Venezuelan subsidiary	34,348	3.0%	—	—	(34,348)	(100.0%)
Operating income	123,374	10.8%	187,286	14.2%	(63,912)	(34.1%)
Interest income	865	0.1%	1,331	0.1%	(466)	(35.0%)
Equity earnings in affiliates	1,465	0.1%	1,828	0.1%	(363)	(19.9%)
Other income	1,249	0.1%	2,927	0.2%	(1,678)	(57.3%)
Interest expense	(8,013)	(0.7%)	(6,231)	(0.5%)	(1,782)	(28.6%)
Income before income taxes	118,940	10.4%	187,141	14.1%	(68,201)	(36.4%)
Income taxes	34,007	3.0%	47,947	3.6%	13,940	29.1%
Effective tax rate	28.6%		25.6%		(3.0%)
Net income including non-controlling interests	84,933	7.4%	139,194	10.5%	(54,261)	(39.0%)
Non-controlling interests in subsidiaries’ loss	(22)	—	(58)	—	36	62.1%
Net income	$84,955	7.4%	$139,252	10.5%	$(54,297)	(39.0%)

Basic earnings per share	$1.23		$1.84		$(0.61)	(33.2%)
Diluted earnings per share	$1.22		$1.82		$(0.60)	(33.0%)
Weighted average shares (basic)	68,883		75,621
Weighted average shares (diluted)	69,569		76,416

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2016	December 31, 2015
Cash and cash equivalents	$237,019	$304,183
Total current assets	921,618	935,995
Property, plant and equipment, net	383,867	411,323
Total assets	1,837,401	1,784,171
Total current liabilities	559,790	370,122
Short-term debt (1)	159,908	4,278
Long-term debt	360,931	350,347
Total equity	792,414	932,448

Operating Working Capital	June 30, 2016	December 31, 2015
Accounts receivable	$291,645	$264,715
Inventory	292,587	275,930
Trade accounts payable	173,037	152,620
Operating working capital	$411,195	$388,025

Operating working capital to net sales (2)	17.4%	17.1%

Invested Capital	June 30, 2016	December 31, 2015
Short-term debt (1)	$159,908	$4,278
Long-term debt	360,931	350,347
Total debt	520,839	354,625
Total equity	792,414	932,448
Invested capital	$1,313,253	$1,287,073

Total debt / invested capital	39.7%	27.6%

(1)	Includes current portion of long-term debt.

(2)	Operating working capital to net sales is defined as operating working capital divided by annualized rolling three months of net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating income as reported	$48,082	$96,787	123,374	187,286
Special items (pre-tax):
Rationalization and asset impairment charges (1)	—	1,239	—	1,239
Loss on deconsolidation of Venezuelan subsidiary (2)	34,348	—	34,348	—
Adjusted operating income (4)	$82,430	$98,026	$157,722	$188,525
As a percent of total sales	13.9%	14.7%	13.8%	14.3%

Net income as reported	$31,317	$70,898	$84,955	$139,252
Special items (after-tax):
Rationalization and asset impairment charges (1)	—	900	—	900
Loss on deconsolidation of Venezuelan subsidiary (2)	33,251	—	33,251	—
Income tax valuation reversals (3)	(7,196)	—	(7,196)	—
Adjusted net income (4)	$57,372	$71,798	$111,010	$140,152

Diluted earnings per share as reported	$0.45	$0.94	$1.22	$1.82
Special items	0.38	0.01	0.38	0.01
Adjusted diluted earnings per share (4)	$0.83	$0.95	$1.60	$1.83

Weighted average shares (diluted)	68,890	75,773	69,569	76,416

(1)	The three and six months ended June 30, 2015 include net charges primarily related to severance and other related costs.

(2)
The three and six months ended June 30, 2016 reflect a charge (non-cash charge of $34.1 million pretax and $33.0 million after-tax) related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(3)
The three and six months ended June 30, 2016 reflect reduced income tax expense related to the reversal of an income tax valuation allowance as a result of a legal entity change to realign the Company’s tax structure.

(4)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2016	2015
Net income as reported	$73,181	$260,153
Rationalization and asset impairment charges (gains), net of tax of $1,437 and ($651) in 2016 and 2015, respectively	17,281	31,122
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	33,251	—
Income tax valuation reversals	(7,196)	—
Pension settlement charges, net of tax of $55,428	87,310	—
Venezuela currency devaluation	27,214	—
Noncontrolling interest	—	(805)
Adjusted net income (1)	$231,041	$290,470
Plus: Interest expense , net of tax of $9,038 and $5,402 in 2016 and 2015, respectively	14,568	8,707
Less: Interest income , net of tax of $861 and $990 in 2016 and 2015, respectively	1,387	1,595
Adjusted net income before tax effected interest	$244,222	$297,582

Invested Capital	June 30, 2016	June 30, 2015
Short-term debt	$159,908	$62,595
Long-term debt	360,931	151,563
Total debt	520,839	214,158
Total equity	792,414	1,196,658
Invested capital	$1,313,253	$1,410,816

Return on invested capital (1)(2)	18.6%	21.1%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$31,317	$70,898
Non-controlling interests in subsidiaries’ loss	(8)	(22)
Net income including non-controlling interests	31,309	70,876
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Loss on deconsolidation of Venezuelan subsidiary	34,348	—
Depreciation and amortization	16,607	15,686
Equity earnings in affiliates, net	(56)	(272)
Pension expense	5,112	4,925
Pension contributions and payments	(712)	(26,471)
Other non-cash items, net	(3,316)	12,772
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(5,801)	11,695
(Increase) decrease in inventories	(4,712)	17,773
Increase (decrease) in trade accounts payable	17,571	(18,301)
Net change in other current assets and liabilities	10,918	(11,234)
Net change in other long-term assets and liabilities	(272)	(163)
NET CASH PROVIDED BY OPERATING ACTIVITIES	100,996	77,286

INVESTING ACTIVITIES:
Capital expenditures	(15,894)	(16,761)
Acquisition of businesses, net of cash acquired	(71,567)	—
Proceeds from sale of property, plant and equipment	221	234
Other investing activities	(283)	—
NET CASH USED BY INVESTING ACTIVITIES	(87,523)	(16,527)

FINANCING ACTIVITIES:
Net change in borrowings	137,514	42,540
Proceeds from exercise of stock options	3,700	2,303
Excess tax benefits from stock-based compensation	1,165	756
Purchase of shares for treasury	(100,445)	(55,615)
Cash dividends paid to shareholders	(22,022)	(21,919)
Other financing activities	(14,438)	(7,976)
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	5,474	(39,911)

Effect of exchange rate changes on Cash and cash equivalents	(2,924)	2,872
INCREASE IN CASH AND CASH EQUIVALENTS	16,023	23,720
Cash and cash equivalents at beginning of period	220,996	289,017
Cash and cash equivalents at end of period	$237,019	$312,737

Cash dividends paid per share	$0.32	$0.29

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$84,955	$139,252
Non-controlling interests in subsidiaries’ loss	(22)	(58)
Net income including non-controlling interests	84,933	139,194
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	30
Loss on deconsolidation of Venezuelan subsidiary	34,348	—
Depreciation and amortization	32,232	31,718
Equity earnings in affiliates, net	(58)	(488)
Pension expense	9,256	10,604
Pension contributions and payments	(21,577)	(47,705)
Other non-cash items, net	(5,395)	(5,790)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(22,393)	(13,682)
(Increase) decrease in inventories	(15,492)	1,540
Increase (decrease) in trade accounts payable	22,228	(31,217)
Net change in other current assets and liabilities (1)	8,007	43,835
Net change in other long-term assets and liabilities	(732)	2,031
NET CASH PROVIDED BY OPERATING ACTIVITIES	125,357	130,070

INVESTING ACTIVITIES:
Capital expenditures	(24,779)	(29,217)
Acquisition of businesses, net of cash acquired	(71,567)	—
Proceeds from sale of property, plant and equipment	679	1,421
Other investing activities	(283)	2,024
NET CASH USED BY INVESTING ACTIVITIES	(95,950)	(25,772)

FINANCING ACTIVITIES:
Net change in borrowings	159,270	144,050
Proceeds from exercise of stock options	5,715	4,036
Excess tax benefits from stock-based compensation	1,522	1,293
Purchase of shares for treasury	(202,933)	(158,468)
Cash dividends paid to shareholders	(44,647)	(44,248)
Other financing activities	(18,244)	(7,996)
NET CASH USED BY FINANCING ACTIVITIES	(99,317)	(61,333)

Effect of exchange rate changes on Cash and cash equivalents	2,746	(8,607)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(67,164)	34,358
Cash and cash equivalents at beginning of period	304,183	278,379
Cash and cash equivalents at end of period	$237,019	$312,737

Cash dividends paid per share	$0.64	$0.58

(1)	Net change in other current assets and liabilities in 2015 includes the receipt of a $25 million tax refund.

Lincoln Electric Holdings, Inc.
Segment Highlights (1)
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended June 30, 2016
Net sales	$388,372	$132,815	$71,231	$—	$592,418
Inter-segment sales	23,456	3,841	2,824	(30,121)	—
Total	$411,828	$136,656	$74,055	$(30,121)	$592,418

EBIT (2)	$65,201	$9,670	$9,284	$(34,646)	$49,509
As a percent of total sales	15.8%	7.1%	12.5%		8.4%
Special items charge (3)	—	—	—	34,348	34,348
Adjusted EBIT (4)	$65,201	$9,670	$9,284	$(298)	$83,857
As a percent of total sales	15.8%	7.1%	12.5%		14.2%
Three months ended June 30, 2015
Net sales	$451,001	$141,927	$71,812	$—	$664,740
Inter-segment sales	23,902	5,311	2,716	(31,929)	—
Total	$474,903	$147,238	$74,528	$(31,929)	$664,740

EBIT (2)	$79,421	$9,778	$8,250	$634	$98,083
As a percent of total sales	16.7%	6.6%	11.1%		14.8%
Special items charge (3)	—	1,239	—	—	1,239
Adjusted EBIT (4)	$79,421	$11,017	$8,250	$634	$99,322
As a percent of total sales	16.7%	7.5%	11.1%		14.9%
Six months ended June 30, 2016
Net sales	$747,380	$257,120	$138,640	$—	$1,143,140
Inter-segment sales	47,287	8,267	5,127	(60,681)	—
Total	$794,667	$265,387	$143,767	$(60,681)	$1,143,140

EBIT (2)	$126,639	$15,903	$16,995	$(33,449)	$126,088
As a percent of total sales	15.9%	6.0%	11.8%		11.0%
Special items charge (3)	$—	$—	$—	$34,348	$34,348
Adjusted EBIT (4)	$126,639	$15,903	$16,995	$899	$160,436
As a percent of total sales	15.9%	6.0%	11.8%		14.0%
Six months ended June 30, 2015
Net sales	$899,838	$281,174	$141,628	$—	$1,322,640
Inter-segment sales	46,925	10,338	4,727	(61,990)	—
Total	$946,763	$291,512	$146,355	$(61,990)	$1,322,640

EBIT (2)	$154,836	$20,712	$15,799	$694	$192,041
As a percent of total sales	16.4%	7.1%	10.8%		14.5%
Special items charge (3)	$—	$1,239	$—	$—	$1,239
Adjusted EBIT (4)	$154,836	$21,951	$15,799	$694	$193,280
As a percent of total sales	16.4%	7.5%	10.8%		14.6%

(1)	As previously announced on February 9, 2016, the Company realigned its organizational structure into three operating segments which was effective beginning in the first quarter of 2016.

(2)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(3)
Special items within Corporate/Elimination during the three and six months ended June 30, 2016 reflect a charge ($34.1 million non-cash) related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(4)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$451,001	$(59,999)	$16,323	$193,706	$(212,659)	$388,372
International Welding	141,927	(5,112)	3,702	(3,883)	(3,819)	132,815
The Harris Products Group	71,812	736	—	(809)	(508)	71,231
Consolidated	$664,740	$(64,375)	$20,025	$189,014	$(216,986)	$592,418

Americas Welding (excluding Venezuela)	$427,649	$(55,013)	16,323	$(1,071)	$(5,349)	$382,539
Consolidated (excluding Venezuela)	$641,389	$(59,389)	$20,025	$(5,764)	$(9,676)	$586,585

% Change
Americas Welding		(13.3%)	3.6%	43.0%	(47.2%)	(13.9%)
International Welding		(3.6%)	2.6%	(2.7%)	(2.7%)	(6.4%)
The Harris Products Group		1.0%	—	(1.1%)	(0.7%)	(0.8%)
Consolidated		(9.7%)	3.0%	28.4%	(32.6%)	(10.9%)

Americas Welding (excluding Venezuela)		(12.9%)	3.8%	(0.3%)	(1.3%)	(10.5%)
Consolidated (excluding Venezuela)		(9.3%)	3.1%	(0.9%)	(1.5%)	(8.5%)

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$899,838	$(145,062)	$23,300	$274,026	$(304,722)	$747,380
International Welding	281,174	(14,934)	7,168	(6,988)	(9,300)	$257,120
The Harris Products Group	141,628	2,126	—	(3,213)	(1,901)	$138,640
Consolidated	$1,322,640	$(157,870)	$30,468	$263,825	$(315,923)	$1,143,140

Americas Welding (excluding Venezuela)	$853,607	$(125,817)	$23,300	$(2,052)	$(12,472)	$736,566
Consolidated (excluding Venezuela)	$1,276,410	$(138,626)	$30,468	$(12,253)	$(23,672)	$1,132,327

% Change
Americas Welding		(16.1%)	2.6%	30.5%	(33.9%)	(16.9%)
International Welding		(5.3%)	2.5%	(2.5%)	(3.3%)	(8.6%)
The Harris Products Group		1.5%	—	(2.3%)	(1.3%)	(2.1%)
Consolidated		(11.9%)	2.3%	19.9%	(23.9%)	(13.6%)

Americas Welding (excluding Venezuela)		(14.7%)	2.7%	(0.2%)	(1.5%)	(13.7%)
Consolidated (excluding Venezuela)		(10.9%)	2.4%	(1.0%)	(1.9%)	(11.3%)